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                                                                   EXHIBIT 99.4


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                            RIGHTS EXERCISE AGREEMENT
                                    ISSUED BY
                               SUCCESSORIES, INC.


     This form, or one substantially similar hereto, must be used to exercise the rights pursuant to the rights offering described in the Prospectus dated ____________, 2000 (the "Prospectus") of Successories, Inc., an Illinois corporation (the "Company"), if a holder of the rights cannot deliver the rights exercise agreement evidencing the rights to Illinois Stock Transfer Company at or prior to 5:00 p.m. New York City time on August 31, 2000, unless extended by the Company to a date not later than September 30, 2000 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to Illinois Stock Transfer Company, and must be received by Illinois Stock Transfer Company on or prior to 5:00 p.m., New York City time, on the Expiration Date. See the discussion set forth under "The Rights Offering -- Special Procedure under 'Notice of Guaranteed Delivery' Form" in the Prospectus.

     Regardless of the manner of delivery of the rights exercise agreement, payment of the subscription price of $2.00 per share for each share of common stock subscribed for upon exercise of such rights must be received by Illinois Stock Transfer Company in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date.

                             The exercise agent is:

                         Illinois Stock Transfer Company
                           209 West Jackson, Suite 903
                             Chicago, Illinois 60606
                                 (800) 757-5755

                             Facsimile Transmission
                          (eligible institutions only):
                                 (312) 427-2879

                      To confirm receipt of facsimile only:
                                 (312) 427-2953

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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Gentlemen:

         The undersigned hereby represents that he or she is the holder of rights exercise agreement representing ______ rights and that such rights exercise agreement cannot be delivered to the exercise agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the subscription privilege to subscribe for ___ share(s) of common stock per ______ rights represented by such rights exercise agreement. The undersigned understands that payment of the subscription price of $2.00 per share for each share of common stock subscribed for pursuant to the subscription privilege must be received by the exercise agent at or before 5:00 p.m., New York City time, on the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $_____, either (check appropriate box):

[__] is being delivered to Illinois Stock Transfer Company herewith, or

[__] has been delivered separately to Illinois Stock Transfer Company;

and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[__] wire transfer of funds

 --  name of transferor institution _______________________________________

 --  date of transfer _____________________________________________________

 --  confirmation number (if available) ___________________________________
[__] uncertified check (payment by uncertified check will not be deemed to have been received by the exercise agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[__] certified check

[__] bank draft (cashier's check)

[__] U.S. postal money order

 --  name of maker __________________________________________________________

 --  date of check, draft or money order number _____________________________

 --  bank on which check is drawn or issuer of money order __________________

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Signature(s)_________________________________________________________________

_____________________________________________________________________________

Name(s)______________________________________________________________________
                           (Please Type or Print)

_____________________________________________________________________________

Address(es) _________________________________________________________________
                                (Zip Code)

_____________________________________________________________________________

Area Code and Tel. No(s). ___________________________________________________

Rights Exercise Agreement No. (if available) ________________________________

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                              Guaranty of Delivery
         (To be Used for Rights Exercise Agreement Signature Guarantee)


     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to Illinois Stock Transfer Company, guarantees that the undersigned will deliver to Illinois Stock Transfer Company the rights exercise agreement being exercised hereby, with any required signature guarantees and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________
                               (Name and Address)

_____________________________________________________________________________
                        (Area Code and Telephone Number)


Dated: ___________________, 2000


(Name of Firm) ______________________________________________________________

(Authorized Signature)_______________________________________________________


     The institution which completes this form must communicate the guarantee to Illinois Stock Transfer Company and must deliver the rights exercise agreement to Illinois Stock Transfer Company within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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